EXHIBIT 10.2

                           Form of Severance Agreement
                                     between

                           Protosource Corporation and
                                 Raymond Meyers.


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                           Mutual Severance Agreement

     WHEREAS, PROTOSOURCE CORPORATION (PSC) and RAYMOND J. MEYERS (Meyers) have previously entered into an employment agreement effective January 31, 1997 and extended on December 1, 1998, whereby Meyers was employed as the Chief Executive Officer, President, Chief Financial Officer and Secretary of PSC and;

     Whereas, Meyers tendered his resignation to the Board of Directors at a Special Meeting of the Board of Directors of PSC on November 3, 1999, effective November 1, 1999, which resignation was accepted by resolution of the Board of Directors present at the meeting, and;

     Whereas, the Board of Directors approved by resolution the payment to Meyers of his base salary for a ninety day period;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

1.   Effective   November  1,  1999,  Meyers  is  relieved  of  his  duties  and obligations as Chief Executive Officer, President, Chief Financial Officer and Secretary of PSC.

2. PSC agrees to pay Meyers a total sum of Thirty-Five Thousand dollars and no/100 ($35,000.00) payable at the rate of $11,666.67 per month, or more, commencing November 18, 1999, and continuing in twice monthly installments of $5,833.33 on the 15TH AND 30TH day of each and every month thereafter, or any other intervals as determined by PSC, but not less than monthly, until paid in full.

3. PSC agrees to pay Meyers all accrued vacation benefits on or before November 5, 1999.

4. PSC agrees to continue to provide Meyers with his health and dental coverage at the existing coverage level until April 30, 2000. PSC will extend all other existing benefits for a period of ninety days from the execution date of this Agreement.

5. PSC agrees to grant Meyers a total of 20,000 PSC stock options for MicroNet Services acquisition activities, goodwill associated with past performance and resigning from the Board of Directors as of January 31, 2000. The general terms of the stock options are as follows:

         Granting date:             November 1, 1999
         Vesting period:            90 days
         Purchase Price             $6.00 per share
         Term:                      5 years

     PSC will prepare a written option agreement to be duly executed by PSC and Meyers within fourteen days from the execution date of this Agreement.

6. PSC agrees to pay Meyers a cash bonus based on the increase of the top line corporate gross revenue from the third quarter 1999 to fourth quarter 1999. The bonus will be calculated using the bonus schedule contained in the December 1998 CEO Incentive Compensation Plan and will be paid immediately, but no later than February 28, 2000, after the fourth quarter revenue total is finalized.

7. PSC agrees to grant Meyers a total of 2,500 additional PSC stock options, under the same terms listed in section 5, if within the ninety days from the execution date of this Agreement Meyers works out a mutually agreeable exercise plan for Meyers' existing 36,667 PSC stock options with Andrew, Alexander, Wise and Company, Inc.


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8.   In consideration for the consideration set forth in this Agreement and the mutual covenants of PSC and Meyers, Meyers hereby releases, acquits and forever discharges PSC, its affiliated corporations and entities, its and their officers, directors, agents, representatives, servants, attorneys, employees, stockholders, successors and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, arising before the date of this Agreement from Meyers' employment with PSC and his service on the Board of Directors of PSC or the termination of that employment and service, including claims or demands related to salary, bonuses, commissions, stock, stock options, or any ownership interests in PSC, vacation pay, personal time off, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation.

9. In consideration of the execution of this Agreement and the mutual covenants of PSC and Meyers, PSC and its officers, directors and other affiliates hereby release, acquit and forever discharge Meyers, his heirs, assigns, beneficiaries, spouses, personal representatives, executors, agents, and attorneys, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, arising from or related to the performance and discharge of his duties as a director, officer or employee or as a stockholder of PSC.

10. PSC further agrees to hold harmless and indemnify Meyers, his heirs, assigns, beneficiaries, spouses, personal representatives, executors, agents, and attorneys, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, arising from or related to the performance and discharge of his duties as a director, officer or employee or other agent of PSC.

11. The considerations exchanged herein do not constitute and shall not be interpreted as an admission of liability or guilt on the part of either party under any local, state, or federal statute, ordinance, regulation or order, or any contract, or under common law. This Agreement results from the desire by the parties to resolve expeditiously Meyers' separation from PSC and any disputed issues of law and fact which may surround his employment and separation of employment from PSC. The parties deny any and all allegations that may be made of wrongdoing of any kind regarding Meyers' employment and separation of employment from PSC.

12. PSC hereby represents and warrants that all appropriate corporate action has been taken to approve this Agreement and the party signing on behalf of PSC has full authority to bind PSC to its terms.

EXECUTED THIS 3RD day of November, 1999.

PROTOSOURCE CORPORATION

BY: /S/WILLIAM CONIS       /S/RAYMOND J. MEYERS
       William Conis          Raymond J. Meyers

BY: /S/ MICHAEL GALES
        Michael Gales

BY: /S/ ANDREW STATHOPOULOS
        Andrew Stathopoulos